EXHIBIT 99.1

Press Release

Press Release	Source: Stamps.com Inc.

Stamps.com Announces Settlement and License Agreement With eBay

Wednesday July 14, 9:40 pm ET

SANTA MONICA and SAN JOSE, Calif., July 14 /PRNewswire-FirstCall/ — Stamps.com Inc. (Nasdaq: STMP — News) and eBay Inc. today announced that the companies have resolved various disputes among them that led to the filing of litigation in June 2003. eBay will pay Stamps.com an undisclosed amount up front, designated for settlement. The parties also agreed to a three-year license of software and intellectual property owned by Stamps.com. Further details were not disclosed.

“We are very satisfied with the outcome in this matter,” said Ken McBride, CEO of Stamps.com. “This deal represents a terrific return to our shareholders for the large investment we have made in our technology and intellectual property.”

“We are pleased to reach a mutually beneficial arrangement with Stamps.com,” said Michael Jacobson, Senior Vice President and General Counsel of eBay.

About Stamps.com

Stamps.com (Nasdaq: STMP — News) is a leading provider of Internet-based postage services. Stamps.com enables customers to print U.S. Postal Service-approved postage with just a PC, printer and Internet connection. The company targets its services to small businesses, home offices, and individuals, and currently has partnerships with companies including CompUSA, Earthlink, HP, Microsoft, NCR, Office Depot and the U.S. Postal Service.

Stamps.com Statement:

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release may contain forward-looking statements that involve risks and uncertainties. Important factors, including the company’s ability to complete its products and obtain regulatory approval, which could cause actual results to differ materially from those in the forward-looking statements, are detailed in filings with the Securities and Exchange Commission made from time to time by Stamps.com, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, its subsequent Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K, if any. Stamps.com undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Stamps.com Contact:
Austin Rettig
(310) 581-7552
http://investor.stamps.com

Source: Stamps.com Inc.